Exhibit A-4(a)



                       REGISTERED BOND

           (See legend at the end of this Bond for
     restrictions on transferability and change of form)

                SYSTEM ENERGY RESOURCES, INC.

         First Mortgage Bond, 4 7/8% Series due 2007

                     Due October 1, 2007

                                           CUSIP 871911 AQ 6

No. R-1                                          $70,000,000

     SYSTEM  ENERGY  RESOURCES, INC., a corporation  of  the
State of Arkansas (hereinafter called the Company), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on October 1, 2007, at the office or agency of the Company in the Borough of Manhattan, The City of New York, Seventy Million Dollars ($70,000,000) in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from September 24, 2002, if the date of this bond is on or prior to April 1, 2003, or if the date of this bond is after April 1, 2003, from the April 1 or October 1 next preceding the date of this bond, at the rate of 4 7/8% per annum in like coin or currency at said office or agency on
April  1,  2003 for the period from September  24,  2002  to
April 1, 2003 and thereafter on April 1 and October 1 in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and on any overdue premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 4 7/8% per annum, provided, that the interest so payable on any April 1 or October 1 will, subject to certain exceptions set out in the Twenty-second Supplemental Indenture mentioned on the reverse hereof, be paid to the person in whose name this bond (or any bond or bonds previously outstanding in transfer or exchange for which this bond was issued) is registered at the close of business on the Business Day immediately preceding such interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     This bond shall not become obligatory until The Bank of
New  York, the Corporate Trustee under the Mortgage, or  its
successor  thereunder,  shall  have  signed  the   form   of
authentication certificate endorsed hereon.

     THE  PROVISIONS  OF  THIS BOND  ARE  CONTINUED  ON  THE
REVERSE  HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR  ALL
PURPOSES  HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH  AT
THIS PLACE.

     IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, on September 24, 2002.

                              SYSTEM ENERGY RESOURCES, INC.



                              By  /s/ Steven C. McNeal
                                    Vice President
Attest:



 /s/ Christopher T. Screen
        Assistant Secretary

       CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE


     This  bond  is  one of the bonds of the  series  herein
designated,    described   or   provided    for    in    the
within-mentioned Mortgage.

                                   THE BANK OF NEW YORK,
                                   As Corporate Trustee

                            By:/s/  Margaret M. Ciesmelewski
                                     Authorized Officer

                          (Reverse)
                SYSTEM ENERGY RESOURCES, INC.

         First Mortgage Bond, 4 7/8% Series due 2007

                     Due October 1, 2007


     This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4 7/8% Series due 2007, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series and as further specified therein) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Twenty-second Supplemental Indenture, called the Mortgage), dated as of June 15, 1977, executed by the Company to The Bank of New York (successor to United States Trust Company of New York), as Corporate Trustee, and Douglas J. MacInnes (successor to Gerard F. Ganey and Malcolm J. Hood), as Co-Trustee. Reference is made to the Mortgage and particularly to the First, Second, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth,
Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first and Twenty-second Supplemental Indentures to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security (including certain additional security not given to all bonds), the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

     The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

     In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

     This bond is redeemable as provided in the Mortgage.

     No  recourse  shall  be  had for  the  payment  of  the
principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                           LEGEND

     Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).